UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 2, 2009

CHINA NATURAL GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-31539	98-0231607
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

19th Floor, Building B, Van Metropolis
Tang Yan Road, Hi-Tech Zone
Xian, 710065, Shaanxi Province
China
(Address of principal executive offices)

86-29-88323325
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 – Entry into a Material Definitive Agreement.

On September 2, 2009, China Natural Gas, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC and Simmons & Company International (together, the “Underwriters”), related to a public offering of 5,725,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price of $8.75 per share, less a 5 % underwriting commission. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 858,750 shares of Common Stock to cover over-allotments, if any. The offering is being made pursuant to the Company’s effective registration statement on Form S-3, as amended and supplemented (Registration Statement No. 333-160150), filed with the Securities and Exchange Commission. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01 Other Events.

On September 3, 2009, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this Current Report. The Company’s press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 2, 2009.

99.1	Press Release, dated September 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NATURAL GAS, INC.

Date: September 3, 2009	By:	/s/ Qinan Ji
Qinan Ji
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 2, 2009.
99.1	Press Release, dated September 3, 2009.